Exhibit 99

NEWS

MARRIOTT INTERNATIONAL REPORTS SECOND QUARTER 2020 RESULTS

•Second quarter 2020 comparable systemwide constant dollar RevPAR declined 84.4 percent worldwide, 83.6 percent in North America and 86.7 percent outside North America;

•Second quarter reported diluted loss per share totaled $0.72, compared to reported diluted EPS of $0.69 in the year-ago quarter. Second quarter adjusted diluted loss per share totaled $0.64, compared to second quarter 2019 adjusted diluted EPS of $1.56. Second quarter 2020 impairment charges and bad debt expense related to COVID-19 impacted reported and adjusted diluted loss per share by $0.19 and $0.17, respectively;

•Second quarter reported net loss totaled $234 million, compared to reported net income of $232 million in the year-ago quarter. Second quarter adjusted net loss totaled $210 million, compared to second quarter 2019 adjusted net income of $525 million. Second quarter 2020 impairment charges and bad debt expense related to COVID-19 impacted reported and adjusted net loss by $61 million after-tax and $54 million after-tax, respectively;

•Adjusted EBITDA totaled $61 million in the 2020 second quarter, compared to second quarter 2019 adjusted EBITDA of $952 million. Second quarter 2020 adjusted EBITDA included $36 million of bad debt expense related to COVID-19;

•The company added more than 11,400 rooms globally during the second quarter, including roughly 2,000 rooms converted from competitor brands and approximately 4,700 rooms in international markets. Net rooms grew 4.1 percent from a year ago;

•At quarter-end, Marriott’s worldwide development pipeline totaled nearly 3,000 hotels and approximately 510,000 rooms, including roughly 28,000 rooms approved, but not yet subject to signed contracts. Over 230,000 rooms in the pipeline were under construction as of the end of the second quarter;

•As of the end of the second quarter, the company’s net liquidity totaled approximately $4.4 billion, representing roughly $2.3 billion in cash and cash equivalents, and $2.9 billion of unused borrowing capacity under its revolving credit facility, less $0.8 billion of commercial paper outstanding.

BETHESDA, MD - August 10, 2020 - Marriott International, Inc. (NASDAQ: MAR) today reported second quarter 2020 results, which were dramatically impacted by the COVID-19 global pandemic and efforts to contain it (COVID-19).

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “While our business continues to be profoundly impacted by COVID-19, we are seeing steady signs of demand returning. Worldwide RevPAR1 has climbed steadily since its low point of down 90 percent for the month of April, to a decline of 70 percent for the month of July. Worldwide occupancy rates, which bottomed at 11 percent for the week ended April 11, have improved each week, reaching nearly 34 percent for the week ended August 1. Currently, 91 percent of our worldwide hotels are now open compared to 74 percent in April, and 96 percent are open today in North America.

“Greater China continues to lead the recovery. As of early May, all our hotels in the region are open, and occupancy levels are now reaching 60 percent, compared to 70 percent the same time last year, and a marked improvement from single-digit levels in February. While Greater China’s recovery was originally led by demand from leisure travelers, particularly in resorts and drive-to destinations, we are now seeing more widespread business demand, including some group activity.

“The improvement we have seen in Greater China exemplifies the resilience of travel demand once there is a view that the virus is under control and travel restrictions have eased. Our other regions around the world have also experienced steady improvements in demand and RevPAR over the last couple of months, though the pace varies and tends to be slower in regions that depend more on international travelers.

“Over the last few months, we have moved quickly and decisively to mitigate the impact of COVID-19 on our business. We have implemented measures to help our owners manage through the crisis and strengthened our financial position by increasing our liquidity, extending our average debt maturity, and reducing our cash outlays significantly.

“Our pipeline remains strong with approximately 510,000 rooms, 45 percent of which are under construction. We are gratified to see owners continuing to choose our brands. In the first half of the year, we signed 30 percent more deals in the Asia Pacific region than we did in the same period last year. By the end of the second quarter, our rooms distribution around the world had grown by 4.1 percent, net, compared to one year prior. With the restrictions related to the pandemic slowing construction timelines, there is uncertainty surrounding future rooms growth. Given current trends, we estimate rooms could grow by 2 to 3 percent, net, for the full year.
1 All occupancy and RevPAR statistics are comparable systemwide constant dollar and include hotels that have been temporarily closed due to COVID-19. Unless otherwise stated, all changes refer to year-over-year changes for the comparable period.

“While the full recovery from COVID-19 will clearly take time, the current trends we are seeing reinforce our view that when people feel safe traveling, demand returns quickly. My thoughts continue to be with all who have been impacted by the pandemic.”

Second Quarter 2020 Results
Marriott’s reported operating loss totaled $154 million in the 2020 second quarter, compared to 2019 second quarter reported operating income of $409 million. Reported net loss totaled $234 million in the 2020 second quarter, compared to 2019 second quarter reported net income of $232 million. Reported diluted loss per share totaled $0.72 in the quarter, compared to reported diluted earnings per share (EPS) of $0.69 in the year-ago quarter. Reported results in the 2020 second quarter included impairment charges and bad debt expense of $77 million pretax ($61 million after-tax and $0.19 per share), related to COVID-19.

Adjusted operating loss in the 2020 second quarter totaled $109 million, compared to 2019 second quarter adjusted operating income of $786 million. Adjusted operating loss in the 2020 second quarter included impairment charges and bad debt expense of $60 million, related to COVID-19.

Second quarter 2020 adjusted net loss totaled $210 million, compared to 2019 second quarter adjusted net income of $525 million. Adjusted diluted loss per share in the second quarter totaled $0.64, compared to adjusted diluted EPS of $1.56 in the year-ago quarter. These 2020 second quarter adjusted results included impairment charges and bad debt expense of $54 million after-tax ($0.17 per share), related to COVID-19. Adjusted results exclude restructuring and merger-related charges, cost reimbursement revenue, and reimbursed expenses. See page A-3 for the calculation of adjusted results.

Base management and franchise fees totaled $222 million in the 2020 second quarter, compared to base management and franchise fees of $834 million in the year-ago quarter. The year-over-year decline in these fees is primarily attributable to RevPAR declines related to COVID-19 and a decrease in other non-RevPAR related franchise fees. Other non-RevPAR related franchises fees in the 2020 second quarter of $107 million declined $39 million compared to the year-ago quarter, largely due to lower credit card branding fees.

Incentive management fees totaled $12 million in the 2020 second quarter, compared to incentive management fees of $165 million in the year-ago quarter. The year-over-year decline in these fees is primarily attributable to lower net house profits at many hotels related to COVID-19. Most of the incentive management fees recognized in the quarter were earned at hotels in the Asia Pacific region.

Contract investment amortization for the 2020 second quarter totaled $21 million, compared to $15 million in the year-ago quarter. The year-over-year change largely reflects impairments of investments in management and franchise contracts.

Owned, leased, and other revenue, net of direct expenses, totaled a $72 million loss in the 2020 second quarter, compared to $87 million of profit in the year-ago quarter as a result of RevPAR declines related to COVID-19.

Depreciation, amortization, and other expenses for the 2020 second quarter totaled $72 million, compared to $56 million in the year-ago quarter. The year-over-year change largely reflects a $15 million impairment charge related to COVID-19 associated with several limited-service leased hotels in North America and impairments of investments in management and franchise contracts.

General, administrative, and other expenses for the 2020 second quarter totaled $178 million, compared to $229 million in the year-ago quarter. Expenses in the 2020 second quarter reflect the company’s cost reduction efforts and include $34 million of bad debt expense due to higher projected losses related to COVID-19.

Restructuring and merger-related charges totaled $6 million in the second quarter compared to $173 million in the second quarter of 2019. Charges in the second quarter of 2019 reflected a $126 million non-tax deductible accrual for the fine proposed by the U.K. Information Commissioner’s Office in July 2019 in relation to the data security incident and a $34 million asset impairment for a legacy-Starwood office building.

Interest expense, net, totaled $119 million in the second quarter compared to $96 million in the year-ago quarter. The increase is largely due to higher debt balances.

Equity in losses for the second quarter totaled $30 million, largely reflecting the decline in results at joint venture properties due to COVID-19 and an $8 million asset impairment.

Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) totaled $61 million in the 2020 second quarter, compared to second quarter 2019 adjusted EBITDA of $952 million. Second quarter 2020 adjusted EBITDA included $36 million of bad debt expense related to COVID-19. See page A-11 for the adjusted EBITDA calculation.

Selected Performance Information
The company added 75 new properties (11,407 rooms) to its worldwide lodging portfolio during the 2020 second quarter, including roughly 2,000 rooms converted from competitor brands and approximately 4,700 rooms in international markets. Eleven properties (2,669 rooms) exited the system during the quarter. At quarter-end, Marriott’s global lodging system totaled roughly 7,500 properties and timeshare resorts, with nearly 1,401,000 rooms.

At quarter-end, the company’s worldwide development pipeline totaled 2,997 properties with approximately 510,000 rooms, including 1,240 properties with over 230,000 rooms under construction and 164 properties with roughly 28,000 rooms approved for development, but not yet subject to signed contracts.

In the 2020 second quarter, worldwide RevPAR declined 84.4 percent (an 84.6 percent decline using actual dollars). North American RevPAR declined 83.6 percent (an 83.6 percent decline using actual dollars), and international RevPAR declined 86.7 percent (an 87.1 percent decline using actual dollars).

Balance Sheet and Liquidity
At quarter-end, Marriott’s total debt was $11.8 billion and cash balances totaled $2.3 billion, compared to $10.9 billion in debt and $225 million of cash at year-end 2019.

In the second quarter, the company issued $1.6 billion of Series EE Senior Notes due in 2025 with a 5.75 percent interest rate coupon and $1.0 billion of Series FF Senior Notes due in 2030 with a 4.625 percent interest rate coupon. In early May, Marriott raised $920 million in additional liquidity through amendments to its co-brand credit card agreements with JPMorgan Chase & Co. and American Express.

In June 2020, Marriott completed a cash tender offer and retired $853 million aggregate principal amount of Senior Notes maturing in 2022. The company used proceeds from the Series FF Senior Notes offering to complete the repurchase of such notes, including the payment of accrued interest and other costs incurred.

The company’s net liquidity was approximately $4.4 billion as of the end of the second quarter, representing roughly $2.3 billion in cash and cash equivalents, and $2.9 billion of unused borrowing capacity under its revolving credit facility, less $0.8 billion of commercial paper outstanding.

The company halted share repurchases in February of this year and suspended its quarterly dividend beginning in the second quarter.

COVID-19
Due to the numerous uncertainties associated with COVID-19, Marriott cannot presently estimate the financial impact of this unprecedented situation, which is highly dependent on the severity and duration of the pandemic and its impacts, but expects that COVID-19 will continue to be material to the company’s results.

The company expects to provide additional information about the current impact of COVID-19 on its business on its call later this morning.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Monday, August 10, 2020 at 8:30 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click on “Events & Presentations” and click on the quarterly conference call link. A replay will be available at that same website until August 10, 2021.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 5581216. A telephone replay of the conference call will be available from 11:00 a.m. ET, Monday, August 10, 2020 until 8:00 p.m. ET, Monday, August 17, 2020. To access the replay, call 404-537-3406. The conference ID for the recording is 5581216.

Note on forward-looking statements:
All statements in this press release and the accompanying schedules are made as of August 10, 2020. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release and the accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including statements related to the expected effects on our business of the COVID-19 pandemic and efforts to contain it (COVID-19); future performance of the company's hotels; RevPAR, occupancy and demand estimates and trends; our development pipeline and room openings; our liquidity expectations; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including those we identify below and other risk factors that we identify in our Securities and Exchange Commission filings, including our most recent Quarterly Report on Form 10-Q. Risks that could affect forward-looking statements in this press release include the duration and scope of COVID-19, including whether, where and to what extent resurgences of the virus occur; its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence; actions governments, businesses and individuals have taken or may take in response to the pandemic, including limiting or banning travel and/or in-person gatherings or imposing occupancy or other restrictions on lodging or other facilities; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies, travel, and economic activity, including the duration and magnitude of COVID-19’s impact on unemployment rates and consumer discretionary spending; the ability of our owners and franchisees to successfully navigate the impacts of COVID-19; the pace of recovery when the pandemic subsides or effective treatments or vaccines become available; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps we and our property owners and franchisees take to reduce operating costs and/or enhance certain health and cleanliness protocols at our hotels; the impacts of our employee furloughs and reduced work week schedules, our voluntary transition program and other restructuring activities; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; the extent to which we experience adverse effects from data security incidents; and changes in tax laws in countries in which we operate. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release.

Marriott International, Inc. (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of more than 7,400 properties under 30 leading brands spanning 135 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy™, its highly-awarded travel program. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on Twitter and Instagram.

Marriott may post updates about COVID-19 and other matters on its investor relations website at www.marriott.com/investor or Marriott's news center website at www.marriottnewscenter.com. Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on these websites, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the SEC, and any references to the websites are intended to be inactive textual references only.

CONTACT: Connie Kim
Corporate Relations
(301) 380-4028
connie.kim@marriott.com

Jackie Burka McConagha
Investor Relations
(301) 380-5126
jackie.burka@marriott.com

Betsy Dahm
Investor Relations
(301) 380-3372
betsy.dahm@marriott.com

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
SECOND QUARTER 2020 AND 2019
(in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	June 30, 2020	June 30, 2019	Reported 2020 vs. 2019
REVENUES
Base management fees	$40	$309	(87)
Franchise fees [1]	182	525	(65)
Incentive management fees	12	165	(93)
Gross Fee Revenues	234	999	(77)
Contract investment amortization [2]	(21)	(15)	(40)
Net Fee Revenues	213	984	(78)
Owned, leased, and other revenue [3]	49	418	(88)
Cost reimbursement revenue [4]	1,202	3,903	(69)
Total Revenues	1,464	5,305	(72)

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	121	331	63
Depreciation, amortization, and other [6]	72	56	(29)
General, administrative, and other [7]	178	229	22
Restructuring and merger-related charges	6	173	97
Reimbursed expenses [4]	1,241	4,107	70
Total Expenses	1,618	4,896	67

OPERATING (LOSS) INCOME	(154)	409	(138)

Gains and other income, net [8]	5	1	400
Interest expense	(127)	(102)	(25)
Interest income	8	6	33
Equity in (losses) earnings [9]	(30)	—	*
(LOSS) INCOME BEFORE INCOME TAXES	(298)	314	(195)
Benefit (provision) for income taxes	64	(82)	178
NET (LOSS) INCOME	$(234)	$232	(201)

(LOSS) EARNINGS PER SHARE
(Loss) earnings per share - basic	$(0.72)	$0.70	(203)
(Loss) earnings per share - diluted	$(0.72)	$0.69	(204)

Basic Shares	325.6	333.8
Diluted Shares[10]	325.6	336.4

*Calculated percentage is not meaningful.
1Franchise fees include fees from our franchise agreements, application and relicensing fees, licensing fees from our timeshare, credit card programs, and residential branding fees.
2Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.
3Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
4Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.
5Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
6Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.
7General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
8Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
9Equity in (loss) earnings include our equity in earnings or losses of unconsolidated equity method investments.
10Basic and fully diluted weighted average shares outstanding used to calculate (loss) earnings per share for the period in which we had a loss are the same because inclusion of additional equivalents would be anti-dilutive.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
SECOND QUARTER 2020 AND 2019
(in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Six Months Ended	Six Months Ended	Better/(Worse)
	June 30, 2020	June 30, 2019	Reported 2020 vs. 2019
REVENUES
Base management fees	$254	$591	(57)
Franchise fees [1]	597	975	(39)
Incentive management fees	12	328	(96)
Gross Fee Revenues	863	1,894	(54)
Contract investment amortization [2]	(46)	(29)	(59)
Net Fee Revenues	817	1,865	(56)
Owned, leased, and other revenue [3]	329	793	(59)
Cost reimbursement revenue [4]	4,999	7,659	(35)
Total Revenues	6,145	10,317	(40)

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	393	656	40
Depreciation, amortization, and other [6]	222	110	(102)
General, administrative, and other [7]	448	451	1
Restructuring and merger-related charges	4	182	98
Reimbursed expenses [4]	5,118	7,999	36
Total Expenses	6,185	9,398	34

OPERATING (LOSS) INCOME	(40)	919	(104)

Gains and other income, net [8]	1	6	(83)
Interest expense	(220)	(199)	(11)
Interest income	14	12	17
Equity in (losses) earnings [9]	(34)	8	(525)
(LOSS) INCOME BEFORE INCOME TAXES	(279)	746	(137)
Benefit (provision) for income taxes	76	(139)	155
NET (LOSS) INCOME	$(203)	$607	(133)

(LOSS) EARNINGS PER SHARE
(Loss) earnings per share - basic	$(0.63)	$1.80	(135)
(Loss) earnings per share - diluted	$(0.63)	$1.79	(135)

Basic Shares	325.5	336.7
Diluted Shares[10]	325.5	339.6

1Franchise fees include fees from our franchise agreements, application and relicensing fees, licensing fees from our timeshare, credit card programs, and residential branding fees.
2Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.
3Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
4Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.
5Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
6Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.
7General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
8Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
9Equity in (loss) earnings include our equity in earnings or losses of unconsolidated equity method investments.
10Basic and fully diluted weighted average shares outstanding used to calculate (loss) earnings per share for the period in which we had a loss are the same because inclusion of additional equivalents would be anti-dilutive.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating (loss) income, Adjusted operating (loss) income margin, Adjusted net (loss) income, and Adjusted diluted (loss) earnings per share, to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating (loss) income margin.

	Three Months Ended			Six Months Ended
	June 30, 2020	June 30, 2019	Percent Better/(Worse)	June 30, 2020	June 30, 2019	Percent Better/(Worse)
Total revenues, as reported	$1,464	$5,305		$6,145	$10,317
Less: Cost reimbursement revenue	(1,202)	(3,903)		(4,999)	(7,659)
Adjusted total revenues**	262	1,402		1,146	$2,658

Operating (loss) income, as reported	(154)	409		(40)	919
Less: Cost reimbursement revenue	(1,202)	(3,903)		(4,999)	(7,659)
Add: Reimbursed expenses	1,241	4,107		5,118	7,999
Add: Restructuring and merger-related charges	6	173		4	182
Adjusted operating (loss) income **	(109)	786	-114%	83	1,441	-94%

Operating (loss) income margin	-11%	8%		-1%	9%
Adjusted operating (loss) income margin **	-42%	56%		7%	54%

Net (loss) income, as reported	(234)	232		(203)	607
Less: Cost reimbursement revenue	(1,202)	(3,903)		(4,999)	(7,659)
Add: Reimbursed expenses	1,241	4,107		5,118	7,999
Add: Restructuring and merger-related charges	6	173		4	182
Income tax effect of above adjustments	(21)	(84)		(45)	(122)
Adjusted net (loss) income **	(210)	525	-140%	(125)	1,007	-112%

Diluted (loss) earnings per share, as reported	$(0.72)	$0.69		$(0.63)	$1.79
Adjusted diluted (loss) earnings per share**	$(0.64)	$1.56	-141%	$(0.38)	$2.97	-113%

**Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of June 30, 2020

	North America		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Managed	761	240,275	1,257	323,978	2,018	564,253
Marriott Hotels	119	64,049	177	51,890	296	115,939
Marriott Hotels Serviced Apartments	—	—	1	154	1	154
Sheraton	28	23,609	190	64,098	218	87,707
Sheraton Serviced Apartments	—	—	1	212	1	212
Courtyard	233	37,020	104	22,705	337	59,725
Westin	42	22,861	71	21,786	113	44,647
JW Marriott	18	11,210	59	22,108	77	33,318
Renaissance	28	12,019	59	18,312	87	30,331
The Ritz-Carlton	39	11,538	61	15,928	100	27,466
The Ritz-Carlton Serviced Apartments	—	—	5	713	5	713
Le Méridien	3	570	75	20,844	78	21,414
Four Points	1	134	79	20,498	80	20,632
Residence Inn	108	16,498	6	701	114	17,199
W Hotels	24	6,902	31	8,148	55	15,050
The Luxury Collection	5	2,236	51	9,241	56	11,477
Gaylord Hotels	6	9,918	—	—	6	9,918
St. Regis	10	1,968	34	7,819	44	9,787
St. Regis Serviced Apartments	—	—	1	70	1	70
Aloft	1	330	40	9,193	41	9,523
AC Hotels by Marriott	5	901	68	8,323	73	9,224
Delta Hotels	25	6,770	1	360	26	7,130
Fairfield by Marriott	7	1,539	33	5,335	40	6,874
SpringHill Suites	30	4,896	—	—	30	4,896
Marriott Executive Apartments	—	—	33	4,756	33	4,756
Autograph Collection	7	1,970	15	2,321	22	4,291
Protea Hotels	—	—	35	4,270	35	4,270
EDITION	4	1,209	6	1,282	10	2,491
TownePlace Suites	17	1,948	—	—	17	1,948
Element	1	180	7	1,421	8	1,601
Moxy	—	—	4	599	4	599
Tribute Portfolio	—	—	5	453	5	453
Bulgari	—	—	5	438	5	438
Franchised	4,570	657,347	644	131,261	5,214	788,608
Courtyard	807	107,588	87	16,074	894	123,662
Fairfield by Marriott	1,022	95,184	25	4,187	1,047	99,371
Residence Inn	727	86,781	12	1,473	739	88,254
Marriott Hotels	220	69,314	58	16,707	278	86,021
Sheraton	158	47,465	65	18,403	223	65,868
SpringHill Suites	440	50,699	—	—	440	50,699
TownePlace Suites	416	42,005	—	—	416	42,005
Westin	88	29,452	24	7,436	112	36,888
Autograph Collection	105	21,127	65	12,612	170	33,739
Four Points	158	23,948	53	8,474	211	32,422
Renaissance	58	16,657	28	7,691	86	24,348
Aloft	124	18,160	18	2,977	142	21,137
AC Hotels by Marriott	63	10,614	34	5,973	97	16,587
Moxy	21	4,149	38	7,685	59	11,834
Delta Hotels	47	10,447	6	1,067	53	11,514
The Luxury Collection	11	2,565	46	8,601	57	11,166
Le Méridien	18	3,910	17	4,240	35	8,150
JW Marriott	12	5,643	6	1,624	18	7,267
Element	48	6,527	2	293	50	6,820
Tribute Portfolio	22	3,942	15	1,840	37	5,782
Protea Hotels	—	—	38	3,059	38	3,059
Design Hotels	4	741	5	694	9	1,435
The Ritz-Carlton	1	429	—	—	1	429
Bulgari	—	—	1	85	1	85
Marriott Executive Apartments	—	—	1	66	1	66

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of June 30, 2020

	North America		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Owned/Leased	26	6,483	40	9,161	66	15,644
Courtyard	19	2,814	4	894	23	3,708
Marriott Hotels	2	1,308	5	1,631	7	2,939
Sheraton	—	—	4	1,830	4	1,830
W Hotels	2	779	2	665	4	1,444
Protea Hotels	—	—	7	1,168	7	1,168
Westin	1	1,073	—	—	1	1,073
Renaissance	1	317	2	505	3	822
Autograph Collection [1]	—	—	7	705	7	705
The Ritz-Carlton	—	—	2	550	2	550
JW Marriott	—	—	1	496	1	496
The Luxury Collection [2]	—	—	4	417	4	417
Residence Inn	1	192	1	140	2	332
St. Regis	—	—	1	160	1	160
Residences	61	6,334	34	3,099	95	9,433
The Ritz-Carlton Residences	36	4,080	11	938	47	5,018
W Residences	10	1,089	5	519	15	1,608
St. Regis Residences	8	703	7	598	15	1,301
Westin Residences	3	266	1	264	4	530
Bulgari Residences	—	—	4	448	4	448
The Luxury Collection Residences	2	151	3	112	5	263
Marriott Hotels Residences	—	—	1	108	1	108
Autograph Collection Residences	—	—	1	62	1	62
Sheraton Residences	—	—	1	50	1	50
EDITION Residences	2	45	—	—	2	45
Timeshare*	72	18,905	19	3,850	91	22,755
Grand Total	5,490	929,344	1,994	471,349	7,484	1,400,693

* Timeshare property and room counts are included on this table in their geographical locations.  For external reporting purposes, these counts are captured in the Corporate segment.
1Includes five properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under the Autograph Collection brand following the completion of planned renovations.
2Includes two properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under The Luxury Collection brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of June 30, 2020

	North America		Total International		Total Worldwide
Total Systemwide	Units	Rooms	Units	Rooms	Units	Rooms
Luxury	184	50,547	346	80,960	530	131,507
JW Marriott	30	16,853	66	24,228	96	41,081
The Ritz-Carlton	40	11,967	63	16,478	103	28,445
The Ritz-Carlton Residences	36	4,080	11	938	47	5,018
The Ritz-Carlton Serviced Apartments	—	—	5	713	5	713
The Luxury Collection [1]	16	4,801	101	18,259	117	23,060
The Luxury Collection Residences	2	151	3	112	5	263
W Hotels	26	7,681	33	8,813	59	16,494
W Residences	10	1,089	5	519	15	1,608
St. Regis	10	1,968	35	7,979	45	9,947
St. Regis Residences	8	703	7	598	15	1,301
St. Regis Serviced Apartments	—	—	1	70	1	70
EDITION	4	1,209	6	1,282	10	2,491
EDITION Residences	2	45	—	—	2	45
Bulgari	—	—	6	523	6	523
Bulgari Residences	—	—	4	448	4	448
Full-Service	985	347,785	934	261,097	1,919	608,882
Marriott Hotels	341	134,671	240	70,228	581	204,899
Marriott Hotels Residences	—	—	1	108	1	108
Marriott Hotels Serviced Apartments	—	—	1	154	1	154
Sheraton	186	71,074	259	84,331	445	155,405
Sheraton Residences	—	—	1	50	1	50
Sheraton Serviced Apartments	—	—	1	212	1	212
Westin	131	53,386	95	29,222	226	82,608
Westin Residences	3	266	1	264	4	530
Renaissance	87	28,993	89	26,508	176	55,501
Autograph Collection [2]	112	23,097	87	15,638	199	38,735
Autograph Collection Residences	—	—	1	62	1	62
Le Méridien	21	4,480	92	25,084	113	29,564
Delta Hotels	72	17,217	7	1,427	79	18,644
Gaylord Hotels	6	9,918	—	—	6	9,918
Tribute Portfolio	22	3,942	20	2,293	42	6,235
Marriott Executive Apartments	—	—	34	4,822	34	4,822
Design Hotels	4	741	5	694	9	1,435
Limited-Service	4,249	512,107	695	125,442	4,944	637,549
Courtyard	1,059	147,422	195	39,673	1,254	187,095
Residence Inn	836	103,471	19	2,314	855	105,785
Fairfield by Marriott	1,029	96,723	58	9,522	1,087	106,245
SpringHill Suites	470	55,595	—	—	470	55,595
Four Points	159	24,082	132	28,972	291	53,054
TownePlace Suites	433	43,953	—	—	433	43,953
Aloft	125	18,490	58	12,170	183	30,660
AC Hotels by Marriott	68	11,515	102	14,296	170	25,811
Moxy	21	4,149	42	8,284	63	12,433
Protea Hotels	—	—	80	8,497	80	8,497
Element	49	6,707	9	1,714	58	8,421
Timeshare*	72	18,905	19	3,850	91	22,755
Grand Total	5,490	929,344	1,994	471,349	7,484	1,400,693
* Timeshare property and room counts are included on this table in their geographical locations.  For external reporting purposes, these counts are captured in the Corporate segment.
1Includes two properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under The Luxury Collection brand following the completion of planned renovations.
2Includes five properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under the Autograph Collection brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated North American Properties
	Three Months Ended June 30, 2020 and June 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Brand	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
JW Marriott	$14.76	-93.8%	6.1%	-76.8%	pts.	$242.38	-15.1%
The Ritz-Carlton	$30.82	-89.9%	8.3%	-67.3%	pts.	$373.50	-7.1%
W Hotels	$11.23	-95.1%	5.8%	-73.8%	pts.	$194.62	-31.8%
Composite North American Luxury [1]	$19.17	-93.0%	6.5%	-72.4%	pts.	$297.04	-14.0%
Marriott Hotels	$10.07	-94.0%	6.5%	-74.2%	pts.	$155.57	-24.8%
Sheraton	$10.47	-94.0%	7.9%	-74.2%	pts.	$132.44	-37.4%
Westin	$11.48	-93.7%	7.0%	-73.9%	pts.	$163.19	-27.3%
Composite North American Premium [2]	$9.19	-94.5%	6.0%	-74.4%	pts.	$151.99	-26.8%
North American Full-Service [3]	$11.17	-94.0%	6.1%	-74.0%	pts.	$182.42	-22.2%
Courtyard	$12.36	-89.1%	12.3%	-64.4%	pts.	$100.10	-32.1%
Residence Inn	$38.45	-72.1%	30.5%	-52.5%	pts.	$126.20	-24.0%
Composite North American Limited-Service [4]	$19.38	-83.8%	17.4%	-61.5%	pts.	$111.38	-26.5%
North American - All [5]	$13.84	-91.7%	9.8%	-69.9%	pts.	$141.44	-32.0%

Comparable Systemwide North American Properties
	Three Months Ended June 30, 2020 and June 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Brand	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
JW Marriott	$12.68	-94.2%	4.7%	-76.0%	pts.	$268.00	-1.3%
The Ritz-Carlton	$29.49	-90.3%	7.9%	-68.3%	pts.	$373.53	-6.5%
W Hotels	$11.23	-95.1%	5.8%	-73.8%	pts.	$194.62	-31.8%
Composite North American Luxury [1]	$17.36	-93.3%	5.9%	-72.8%	pts.	$293.47	-10.7%
Marriott Hotels	$12.68	-91.1%	9.4%	-68.0%	pts.	$134.56	-26.7%
Sheraton	$12.87	-89.8%	12.6%	-64.5%	pts.	$102.08	-37.7%
Westin	$12.80	-92.2%	9.2%	-70.4%	pts.	$138.86	-32.7%
Composite North American Premium [2]	$12.75	-91.2%	9.9%	-67.7%	pts.	$129.19	-31.0%
North American Full-Service [3]	$13.27	-91.6%	9.4%	-68.3%	pts.	$140.76	-30.7%
Courtyard	$17.88	-83.9%	18.2%	-58.5%	pts.	$98.27	-32.4%
Residence Inn	$45.18	-64.0%	40.2%	-41.9%	pts.	$112.25	-26.6%
Fairfield by Marriott	$22.27	-75.3%	25.3%	-50.6%	pts.	$87.95	-26.0%
Composite North American Limited-Service [4]	$26.46	-75.6%	26.6%	-51.5%	pts.	$99.63	-28.2%
North American - All [5]	$21.08	-83.6%	19.6%	-58.4%	pts.	$107.70	-34.7%
1Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
2Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels, Gaylord Hotels, and Le Méridien. Systemwide also includes Tribute Portfolio.
3Includes Composite North American Luxury and Composite North American Premium.
4Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.
5Includes North American Full-Service and Composite North American Limited-Service.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended June 30, 2020 and June 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Region	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
Greater China	$33.97	-59.2%	36.5%	-31.7%	pts.	$93.13	-23.7%
Rest of Asia Pacific	$11.72	-89.0%	13.1%	-57.6%	pts.	$89.77	-40.6%
Asia Pacific	$23.54	-75.0%	25.5%	-43.8%	pts.	$92.33	-32.1%

Caribbean & Latin America	$5.47	-95.1%	5.7%	-56.9%	pts.	$95.39	-46.9%
Europe	$3.23	-98.0%	2.8%	-75.3%	pts.	$114.41	-44.4%
Middle East & Africa	$20.85	-77.3%	17.8%	-45.2%	pts.	$117.11	-19.6%

International - All [1]	$17.10	-84.5%	17.5%	-52.1%	pts.	$97.62	-38.2%

Worldwide [2]	$15.56	-88.6%	13.9%	-60.5%	pts.	$112.26	-38.8%

Comparable Systemwide International Properties
	Three Months Ended June 30, 2020 and June 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Region	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
Greater China	$32.83	-60.3%	35.5%	-32.2%	pts.	$92.39	-24.3%
Rest of Asia Pacific	$12.93	-88.1%	13.7%	-57.5%	pts.	$94.72	-38.1%
Asia Pacific	$22.59	-76.5%	24.3%	-45.3%	pts.	$93.06	-32.7%

Caribbean & Latin America	$4.65	-95.3%	5.8%	-55.9%	pts.	$80.40	-50.3%
Europe	$3.90	-97.2%	3.8%	-73.0%	pts.	$103.21	-42.6%
Middle East & Africa	$19.22	-78.0%	17.2%	-45.8%	pts.	$111.88	-19.3%

International - All [1]	$14.32	-86.7%	14.9%	-54.9%	pts.	$96.27	-37.7%

Worldwide [2]	$19.11	-84.4%	18.2%	-57.4%	pts.	$104.97	-35.3%

1Includes Asia Pacific, Caribbean & Latin America, Europe, and Middle East & Africa.
2Includes North American - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated North American Properties
	Six Months Ended June 30, 2020 and June 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Brand	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
JW Marriott	$93.86	-59.5%	32.7%	-46.8%	pts.	$287.47	-1.4%
The Ritz-Carlton	$149.54	-54.0%	33.8%	-42.6%	pts.	$442.73	4.0%
W Hotels	$77.96	-61.7%	31.0%	-43.4%	pts.	$251.51	-8.2%
Composite North American Luxury [1]	$121.91	-56.4%	32.9%	-44.2%	pts.	$370.55	2.2%
Marriott Hotels	$61.98	-60.6%	31.9%	-44.8%	pts.	$194.09	-5.2%
Sheraton	$58.16	-62.4%	31.3%	-45.1%	pts.	$185.95	-8.1%
Westin	$64.11	-61.5%	31.9%	-44.8%	pts.	$201.19	-7.3%
Composite North American Premium [2]	$60.46	-61.1%	31.4%	-44.9%	pts.	$192.44	-5.4%
North American Full-Service [3]	$72.68	-59.6%	31.7%	-44.8%	pts.	$229.17	-2.6%
Courtyard	$43.00	-58.9%	32.3%	-39.4%	pts.	$132.98	-8.8%
Residence Inn	$70.41	-45.7%	46.9%	-32.4%	pts.	$150.22	-8.2%
Composite North American Limited-Service [4]	$50.66	-54.6%	36.6%	-37.8%	pts.	$138.39	-7.7%
North American - All [5]	$65.54	-58.5%	33.3%	-42.5%	pts.	$196.84	-5.4%

Comparable Systemwide North American Properties
	Six Months Ended June 30, 2020 and June 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Brand	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
JW Marriott	$90.30	-58.1%	31.6%	-45.9%	pts.	$285.33	2.7%
The Ritz-Carlton	$145.20	-54.7%	33.1%	-43.1%	pts.	$438.08	4.1%
W Hotels	$77.96	-61.7%	31.0%	-43.4%	pts.	$251.51	-8.2%
Composite North American Luxury [1]	$113.04	-56.7%	32.3%	-44.1%	pts.	$349.49	2.4%
Marriott Hotels	$55.63	-58.4%	32.4%	-41.2%	pts.	$171.80	-5.6%
Sheraton	$47.00	-58.8%	33.0%	-38.7%	pts.	$142.61	-10.4%
Westin	$63.39	-58.7%	33.3%	-42.1%	pts.	$190.45	-6.5%
Composite North American Premium [2]	$56.63	-58.3%	32.7%	-40.8%	pts.	$173.21	-6.2%
North American Full-Service [3]	$62.96	-57.9%	32.7%	-41.1%	pts.	$192.79	-5.0%
Courtyard	$45.60	-55.4%	36.3%	-35.7%	pts.	$125.77	-11.5%
Residence Inn	$68.67	-41.4%	52.3%	-25.9%	pts.	$131.21	-12.4%
Fairfield by Marriott	$40.34	-50.4%	39.5%	-30.8%	pts.	$102.08	-11.7%
Composite North American Limited-Service [4]	$50.16	-49.6%	41.9%	-31.5%	pts.	$119.69	-11.8%
North American - All [5]	$55.38	-53.9%	38.1%	-35.4%	pts.	$145.21	-11.0%

1Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
2Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels, Gaylord Hotels, and Le Méridien. Systemwide also includes Tribute Portfolio.
3Includes Composite North American Luxury and Composite North American Premium.
4Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.
5Includes North American Full-Service and Composite North American Limited-Service.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Six Months Ended June 30, 2020 and June 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Region	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
Greater China	$31.53	-61.4%	30.6%	-34.9%	pts.	$103.11	-17.4%
Rest of Asia Pacific	$49.68	-56.6%	33.4%	-38.0%	pts.	$148.53	-7.4%
Asia Pacific	$40.04	-58.8%	31.9%	-36.3%	pts.	$125.42	-11.9%

Caribbean & Latin America	$67.52	-50.5%	29.9%	-34.3%	pts.	$226.12	6.4%
Europe	$43.39	-68.3%	25.5%	-45.9%	pts.	$170.20	-11.2%
Middle East & Africa	$55.09	-45.7%	38.3%	-27.8%	pts.	$143.89	-6.2%

International - All [1]	$45.67	-58.4%	31.5%	-36.8%	pts.	$145.16	-9.8%

Worldwide [2]	$55.09	-58.4%	32.3%	-39.5%	pts.	$170.39	-7.7%

Comparable Systemwide International Properties
	Six Months Ended June 30, 2020 and June 30, 2019
	REVPAR		Occupancy			Average Daily Rate
Region	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
Greater China	$31.03	-61.8%	30.1%	-34.9%	pts.	$102.92	-17.5%
Rest of Asia Pacific	$49.85	-56.6%	33.6%	-38.1%	pts.	$148.35	-7.5%
Asia Pacific	$40.72	-58.7%	31.9%	-36.5%	pts.	$127.54	-11.4%

Caribbean & Latin America	$54.33	-53.2%	28.9%	-34.2%	pts.	$188.21	2.3%
Europe	$38.47	-67.5%	25.5%	-44.4%	pts.	$151.11	-10.6%
Middle East & Africa	$52.22	-45.9%	37.8%	-28.0%	pts.	$138.11	-5.8%

International - All [1]	$43.36	-59.2%	30.5%	-37.4%	pts.	$142.34	-9.1%

Worldwide [2]	$51.88	-55.3%	35.9%	-36.0%	pts.	$144.50	-10.5%

1Includes Asia Pacific, Caribbean & Latin America, Europe, and Middle East & Africa.
2Includes North American - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2020
	First Quarter	Second Quarter	Total
Net (loss) income, as reported	$31	$(234)	$(203)
Cost reimbursement revenue	(3,797)	(1,202)	(4,999)
Reimbursed expenses	3,877	1,241	5,118
Interest expense	93	127	220
Interest expense from unconsolidated joint ventures	3	1	4
(Benefit) provision for income taxes	(12)	(64)	(76)
Depreciation and amortization	150	72	222
Contract investment amortization	25	21	46
Depreciation classified in reimbursed expenses	26	27	53
Depreciation and amortization from unconsolidated joint ventures	7	16	23
Share-based compensation	41	50	91
Restructuring and merger-related charges	(2)	6	4
Adjusted EBITDA **	$442	$61	$503

Change from 2019 Adjusted EBITDA **	-46%	-94%	-72%

	Fiscal Year 2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$375	$232	$387	$279	$1,273
Cost reimbursement revenue	(3,756)	(3,903)	(3,952)	(3,988)	(15,599)
Reimbursed expenses	3,892	4,107	4,070	4,370	16,439
Interest expense	97	102	100	95	394
Interest expense from unconsolidated joint ventures	2	1	3	2	8
Provision for income taxes	57	82	140	47	326
Depreciation and amortization	54	56	52	179	341
Contract investment amortization	14	15	16	17	62
Depreciation classified in reimbursed expenses	30	29	33	29	121
Depreciation and amortization from unconsolidated joint ventures	7	8	5	9	29
Share-based compensation	40	50	47	49	186
Gain on asset dispositions	—	—	(9)	(134)	(143)
Restructuring and merger-related charges	9	173	9	(53)	138
Adjusted EBITDA **	$821	$952	$901	$901	$3,575

**Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income/loss, net income/loss, earnings/loss per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income/Loss and Adjusted Operating Income/Loss Margin.  Adjusted operating income/loss and Adjusted operating income/loss margin exclude cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related charges. Adjusted operating income/loss margin reflects Adjusted operating income/loss divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income/Loss and Adjusted Diluted Earnings/Loss Per Share. Adjusted net income/loss and Adjusted diluted EPS reflect our net income/loss and diluted earnings/loss per share excluding the impact of cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges, and the income tax effect of these adjustments. We calculate the income tax effect of the adjustments using an estimated tax rate applicable to each adjustment. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income/loss excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation (including depreciation classified in “Reimbursed expenses,” as discussed below), amortization, and benefit (provision) for income taxes, restructuring and merger-related charges, and share-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes gains and losses on asset dispositions made by us or by our joint venture investees.

In our presentations of Adjusted operating income/loss and Adjusted operating income/loss margin, Adjusted net income/loss, Adjusted diluted EPS and Adjusted EBITDA, we exclude restructuring charges incurred as a result of COVID-19 and transition costs associated with the Starwood merger, which we record in the “Restructuring and merger-related charges” caption of our Income Statements, to allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners. We do not operate these programs and services to generate a profit over the contract term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners, we do not seek a mark-up. For property-level services, our owners typically reimburse us at the same time that we incur expenses. However, for centralized programs and services, our owners may reimburse us before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from hotel owners in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items and facilitates our comparison of results before these items with results from other lodging companies. We use Adjusted EBITDA to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense which we report under “Depreciation, amortization, and other” as well as depreciation classified in “Reimbursed expenses” and “Contract investment amortization” in our Consolidated Statements of Income (our “Income Statements”), because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation classified in “Reimbursed expenses” reflects depreciation of Marriott-owned assets, for which we receive cash from owners to

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude share-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted.

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR is a meaningful indicator of our performance because it measures the period-over-period change in room revenues for comparable properties. RevPAR relates to property level revenue and may not be comparable to similarly titled measures, such as revenues, and should not be viewed as necessarily correlating with our fee revenue. We calculate RevPAR by dividing room sales (recorded in local currency) for comparable properties by room nights available for the period. We do not consider interruptions related to COVID-19 when determining which properties to classify as comparable. We present growth in comparative RevPAR on a constant dollar basis, which we calculate by applying exchange rates for the current period to each period presented. We believe constant dollar analysis provides valuable information regarding our properties’ performance as it removes currency fluctuations from the presentation of such results.